Exhibit 10.1

NATIONAL FUEL GAS COMPANY

ANNUAL INCENTIVE PLAN

1. Definitions

As used with respect to Incentive Awards, the following terms shall have the following meanings:

(a) “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Incentive Award in addition to the terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

(b) “Incentive Award” means an award granted by the Committee to a Participant under this Plan, and entitling the Participant to a cash payment based upon the extent to which specified Performance Goals are attained for a specified Performance Period, pursuant to such terms and conditions as the Committee may establish in an Award Notice. No Eligible Employee may receive more than one Incentive Award under this Plan in any fiscal year. In no event will the maximum value of any Incentive Award to any Eligible Employee in any fiscal year exceed the greater of (i) twice that employee’s base salary for that fiscal year, or (ii) an amount equal to twice that employee’s target percentage times that employee’s base salary for that fiscal year. An Incentive Award may be granted singly, in combination with or in the alternative to other Awards granted under any Company benefit plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (i) the willful and continued failure by a Participant to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

(e) “Change in Control” shall be deemed to have occurred at such time as:

(i)

any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock; or

(ii)

consummation of any consolidation or merger immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or of the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) that represents at least 50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger; or

(iii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv)

individuals who constitute the Board on the Effective Date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

(f) “Code” means the Internal Revenue Code of 1986, and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

(g) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board as authorized to administer this Plan with respect to Incentive Awards.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means National Fuel Gas Company.

(j) “Disability” has the meaning ascribed to it in the Equity Incentive Plan.

(k) “Effective Date” means December 5, 2025.

(l) “Eligible Employee” means (i) an “executive officer” of the Company within the meaning of Rule 3(b)-7 of the Exchange Act and that the Committee has approved to participate in this Plan, and (ii) any other officer or employee of the Company or its Subsidiaries to whom an Incentive Award has been granted by the Committee.

(m) “Equity Incentive Plan” means the National Fuel Gas Company 2010 Equity Compensation Plan, as amended from time to time.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Participant” means any Eligible Employee who is holding an Incentive Award granted by the Committee under this Plan.

(p) “Performance Period” means the period established by the Committee in the Award Notice, for measurement of the extent to which a Performance Goal has been satisfied.

(q) “Performance Goals” has the meaning ascribed to it in Section 3 of this Plan.

(r) “Plan” means this National Fuel Gas Company Annual Incentive Plan, as amended from time to time. Any reference in this Plan to a Section number refers to that portion of this Plan.

(s) “Retirement” means termination of employment from the Company for any reason other than Cause at a point at which a Participant is at least age 60 and has been employed by the Company, or any of its subsidiaries for at least ten (10) years.

(t) “Section 409A” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

(u) “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more.

2. Administration

With respect to Incentive Awards the Committee is given full authority to (a) make reasonable, good faith interpretations of this Plan, to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; (b) determine who shall be Eligible Employees and select Eligible Employees to receive Incentive Awards; (c) determine all the other terms and conditions of an Incentive Award, including the time or times of making Incentive Awards to Eligible Employees, the Performance Period, Performance Goals, and levels of Incentive Awards to be earned in relation to levels of achievement of the Performance Goals, and such other measures as may be necessary or desirable to achieve the purposes of this Plan; (d) determine whether Incentive Awards are to be granted singly, in combination with or in the alternative to other Awards under any other Company benefit plans; (e) grant waivers of Plan terms and conditions; and (f) accelerate the vesting, exercise or payment of any Incentive Award or modify the Performance Period of an Incentive Award.

Any authority exercised by the Committee under this Plan shall be exercised by the Committee in its sole discretion. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive for all purposes and upon all persons. The Committee, in its discretion, may delegate its authority and duties under this Plan with respect to Incentive Awards to the Company’s Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, notwithstanding any other provision of this Plan or an Award Notice, under such conditions as the Committee may establish. For the avoidance of doubt, neither the Committee nor any delegate thereof shall take any action under this Plan, including without limitation pursuant to this Section 2 or Sections 7 or 8, which would result in the imposition of an additional tax under Section 409A of the Code on the Eligible Employee holding an Incentive Award granted hereunder.

3. Performance Goals

The Committee shall establish the performance objectives or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period (the “Performance Goals”). The Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, accomplishment or implementation of strategic objectives, the past performance of the Company or its subsidiaries and/or the past or current performance of other companies.

4. Grant of Incentive Awards

Incentive Awards may be made to any Eligible Employee for each fiscal year, or any portion thereof, of the Company commencing with the fiscal year beginning October 1, 2025. Incentive Awards are made by means of an Award Notice, which shall specify a Participant’s Performance Goals for a particular Performance Period.

5. Payment of Incentive Awards

Each Incentive Award granted to a Participant shall entitle such Participant to receive a cash payment based upon the extent to which the Committee has certified attainment of the Participant’s Performance Goals for the Performance Period. Payment of earned Incentive Awards shall be made in cash promptly after such certification, but in no event later than 2 1⁄2 months after the end of the calendar year in which the Performance Period ends. The Company shall be entitled to deduct from any payment under this Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment.

6. Termination of Employment, Retirement, or Death of Participant

(a) General Rule. If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, Disability, Retirement, or an approved reason, all unearned or unpaid Incentive Awards shall be canceled or forfeited as the case may be, unless otherwise provided in this Section or in the Eligible Employee’s Award Notice.

(b) In the event of (a) a termination due to the death or Disability of the Participant, (b) Retirement or (c) termination of employees for an approved reason of a Participant during a Performance Period by the Committee, his participation shall be deemed to continue to the end of the Performance Period, with the right of such Participant to receive payment of an Incentive Award remaining subject to and based upon the extent to which such Participant’s Performance Goals for such Performance Period are attained. The amount payable to a Participant in such circumstances shall be equal to the product of the amount earned, if any, according to the terms of the Incentive Award as determined by the Committee, multiplied by a fraction (the “Pro-Rata Fraction”), the numerator of which is the Participant’s actual period of service during that Performance Period and the denominator is the total Performance Period.

7. Amendments to Incentive Awards

The Committee may, at any time, unilaterally amend any unearned or unpaid Incentive Award, including Incentive Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent.

8. Amendment or Alteration of this Plan

The Committee may at any time, amend, suspend, discontinue or terminate this Plan.

9. Change in Control

Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, the Incentive Awards payable pursuant to Section 5 of this Plan with respect to the fiscal year in which the Change in Control occurs shall not be less than the Incentive Awards accrued on the books and records of the Company as of the date of the Change in Control.

10. Forfeiture for Competitive Activity or Other Misconduct

Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unearned and/or unpaid Incentive Awards, including Incentive Awards earned but not yet paid, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company; (iii) the Participant materially breaches or contributes substantially to a material breach of applicable legal and/or regulatory requirements or, with respect to any conduct by other employee(s) that materially breaches or contributes substantially to a material breach of applicable legal and/or regulatory requirements, the Participant had supervisory authority over the employee(s) or business area engaged in the conduct and knew of, or was willfully blind to, such conduct; or (iv) the Participant engages in conduct that constitutes Cause.

11. Nonassignability

No Award under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance. Following an approved transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 6 shall continue to be applied with reference to the original Participant and following the termination of employment of the original Participant, the transferred Award shall be payable to the transferee only to the extent, and for the periods specified in Section 6, that the original Participant could have received payment of such Award. Except as expressly permitted by this Section, an Award shall be payable during the Participant’s lifetime only to him.

12. No Right to Continued Employment or Grants

Participation in this Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Award.

13. Unfunded Plan; Plan Not Subject to ERISA

This Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. This Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

14. Effective Date

This Plan shall become effective as of the Effective Date.

15. Clawback Policy

Notwithstanding any other provisions in this Plan, any Plan payout hereunder shall be subject to recovery or clawback by the Company under the Company’s Clawback Policy or any other clawback policy adopted by the Company in accordance with applicable law, as such Policy(ies) may be amended or superseded from time to time.

16. 409A Compliance

This Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, this Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees

17. Successors

The obligation of the Company under this Plan shall be binding upon the successors and assigns of the Company.

18. Severability

In the event that any one or more of the provisions of this Plan shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19. Governing Law

This Plan shall be governed by and construed under the laws of the State of New York without regard to its conflict of law provisions.